                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-62885 of Rowan Companies, Inc. on Form S-3 of our report dated March 3, 1995, incorporated by reference in the Annual Report on Form 10-K of Rowan Companies, Inc. for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



     DELOITTE & TOUCHE LLP


Houston, Texas
October 30, 1995